1 DTE Energy and Michigan stakeholders reach historic clean energy settlement agreement Transformational plan projects $2.5 billion in reduced future costs to customers1 while building enough Michigan-made renewables to power ~4 million homes • Achieves 85% CO2 emission reductions in nine years for DTE Electric with a goal of net zero carbon emissions by 20502. • Directs an additional $110 million to support the Company’s most vulnerable customers through the clean energy transition. • Submitted settlement agreement to the Michigan Public Service Commission for approval. DETROIT, July 12, 2023 – DTE Energy (NYSE:DTE) today announced a historic settlement agreement with nearly two dozen organizations from across Michigan on the Company’s transformational CleanVision Integrated Resource Plan. This 20-year plan dramatically transforms how the Company generates electricity as part of its mission to invest in the future of Michigan, with an energy proposal that adapts to how the Company’s customers live and work today while meeting the energy demands of tomorrow. Developed over the past two years with the input of DTE’s customers and stakeholders, this proposal continues DTE’s clean energy transition by accelerating investments in Michigan-made solar and wind energy, speeding up the retirement of coal plants, and developing new energy storage – all reinforcing DTE’s commitment to cleaner energy generated reliably and affordably. “Our CleanVision Integrated Resource Plan will end our use of coal in 2032 while developing enough Michigan-made renewables to power approximately 4 million homes,” said Jerry Norcia, chairman and chief executive officer, DTE Energy. “Today’s historic agreement is an investment in Michigan’s future, and we are grateful that 21 organizations from across Michigan have joined us in bringing our proposal one step closer to reality. This partnership and dedication have helped us build the best plan possible for our customers. We are also proud this plan puts our customers first by reducing the future costs of our clean energy transformation by $2.5 billion, while reliably generating cleaner, affordable energy now, and for generations to come.” DTE Electric will surpass its previously announced carbon emission reduction goals – targeting 85% in nine years (2032), 90% by 2040 and net zero carbon emissions by 2050. This settlement agreement, which will require approval by the Michigan Public Service Commission (MPSC), was reached between DTE Electric, MPSC staff, Attorney General Dana Nessel, representatives of Michigan’s environmental community, key business and labor organizations, and energy industry associations. Reaching a settlement agreement highlights the constructive, collaborative nature with the Company’s stakeholders as it begins implementation of this transformational plan. Key details of this settlement agreement include: • Investing in clean and reliable energy by: o Developing more than 15,000 megawatts of Michigan-made renewable energy by 2042. This carbon-free generation is the equivalent to powering approximately 4 million homes. Exhibit 99.1

2 o Accelerating the development of energy storage, targeting 780 megawatts through 2030 with a goal of more than 1,800 megawatts of storage by 2042 – reinforcing DTE’s commitment to clean and reliable energy and more than doubling current storage capacity. o Ending DTE’s use of coal in 2032 with a responsible, phased retirement schedule of the Belle River and Monroe coal power plants – dramatically reducing the Company’s use of coal from 77% in 2005 to 0% in less than three decades. • Through this agreement, the Company has further accelerated the full retirement of the Monroe Power Plant from 2035 to 2032. • The Company will provide re-training for employees impacted by the coal plant retirements and will continue to partner with the local communities, who for years have hosted these coal-fired plants, on new economic development opportunities. o Targeting 2% energy savings level from energy efficiency through 2027. o Supporting increased distributed generation on the Company’s distribution system. • Delivering long-term customer value by: o Investing over $11 billion into the clean energy transition over the next 10 years, supporting more than 32,000 jobs in Michigan, while reducing the future cost of the plan for the Company’s customers by a projected $2.5 billion. o Directing an additional $110 million to support income-qualified home energy efficiency programs, customer affordability programs and access to clean energy resources for the Company’s most vulnerable customers. o Repurposing the Belle River coal-fired power plant to run on natural gas at a fraction of the cost of building a new power plant, while accelerating reductions in carbon emissions. Natural gas, and other 24/7 resources like the Company’s existing Fermi II carbon-free nuclear plant, play an important role in a diverse energy mix and will significantly reduce emissions while providing reliable and affordable energy to meet periods of high customer demand. “This plan will make Michigan a national leader in renewable energy by accelerating the Company’s move to carbon-free energy,” said Norcia. “We are proud to be Michigan’s largest producer and investor in renewable energy. Through our CleanVision Plan, we will invest $11 billion over the next 10 years – helping to retain and grow businesses in Michigan while ensuring the state meets its sustainability goals. This plan also continues our commitment to our employees, customers and communities, and we will direct an additional $110 million to support our most vulnerable customers. We appreciate the contributions of all stakeholders as we wait for the MPSC’s decision on the plan.” The Company anticipates the settlement agreement will be made available through the Michigan Public Service Commission docket later today. For further information, members of the media may contact: Jill Wilmot or Ryan Lowry, DTE Energy, 313.235.5555

3 About DTE Energy DTE Energy (NYSE:DTE) is a Detroit-based diversified energy Company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric Company serving 2.3 million customers in Southeast Michigan and a natural gas Company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on power and industrial projects, renewable natural gas, and energy marketing and trading. Through our commitment to cleaner energy, DTE Electric plans to reduce CO2 emissions by 90% and DTE Gas will plan to reduce methane emissions by more than 80% by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric and Gas aspire to achieve net zero carbon emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com. Certain information presented herein includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy (the “Company”). Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. In particular, among other statements, statements relating to the Company’s climate-related policies, procedures, initiatives or goals (including, for the avoidance of doubt, net zero goals) and the Company’s targets, aims and objectives in connection with those ambitions, and to the Company’s expectations, targets and aims for capital expenditure, are subject to change, and are aspirational and not guarantees or promises that all targets, aims and objectives will be met. Statistics and metrics relating to ESG and climate-related matters are estimates and may be based on assumptions or developing standards. Actual results may differ materially from any forward-looking statements.